UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported) December 21, 2012

TFS FINANCIAL CORPORATION
(Exact name of registrant as specified in its charter)

United States of America	001-33390	52-2054948
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7007 Broadway Ave., Cleveland, Ohio		44105
(Address of principle executive offices)		(Zip Code)
Registrant's telephone number, including area code (216) 441-6000
Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On December 21, 2012, Third Federal Savings & Loan Association of Cleveland (“Third Federal”), a subsidiary of TFS Financial Corporation (Nasdaq: TFSL), issued a press release announcing it had received written notification that the Memorandum of Understanding (“MOU”) put in place on February 7, 2011, by the Office of Thrift Supervision (“OTS”) on Third Federal, has been terminated by the Office of the Comptroller of the Currency (“OCC”). The issues in the terminated MOU applied to the thrift operations of Third Federal. A copy of the press release is attached as Exhibit 99.1 to this Report.

(d) Exhibits.

Exhibit No.

99.1	Press Release dated	December 21, 2012